Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
 General Electric Company:

We consent to the incorporation by reference in the registration statement on Form S-3 (Registration Nos. 33-50639, 333-59671, 333-177803, 333-186882, 333-200003 and 333-209821) on Form S-4 (Registration Nos. 333-72566, 333-107556, 333-208604 and 333-211798), and on Form S-8 (Registration Nos. 333-01953, 333-42695, 333-74415, 333-83164, 333-98877, 333-94101, 333-65781, 333-88233, 333-99671, 333-102111, 333-142452, 333-155587, 333-158069, 333-158071, 333-163106, 333-177805, 333-179688, 333-181177, 333-184792, 333-194243 and 333-202435) of General Electric Company of our report dated February 24, 2017, with respect to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 2016 and 2015, and the related statements of earnings, comprehensive income, changes in shareowners' equity and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K of General Electric Company.

/s/ KPMG LLP
KPMG LLP

Boston, Massachussetts
February 24, 2017